            CONFIRMING ELECTRONIC COPY OF PREVIOUS PAPER FILING

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          GRAPHIC INDUSTRIES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                          GRAPHIC INDUSTRIES, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    (Previously paid with paper filing)

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

               [LOGO OF GRAPHIC INDUSTRIES, INC. APPEARS HERE]




Dear Graphic Industries, Inc. Shareholder:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders to be held at the Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia, on Thursday, May 19, 1994, at 10:00 a.m., local time.


     The principal business of the meeting will be to elect directors for the ensuing year. During the meeting, we will also review the results of the year ended January 31, 1994 and report on the outlook for fiscal 1995.

     We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                       Sincerely,


                                       /s/ Mark C. Pope III
                                       ---------------------------------
                                       Mark C. Pope III
                                       Chairman


April 18, 1994

                          GRAPHIC INDUSTRIES, INC.
                           2155 Monroe Drive, N.E.
                           Atlanta, Georgia  30324



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                                May 19, 1994



     The 1994 Annual Meeting of Shareholders of Graphic Industries, Inc. will be held at 10:00 a.m., local time, on Thursday, May 19, 1994, at Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia.

     The meeting is called for the following purposes:

        1. To elect directors for the ensuing year; and

        2. To vote on such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 1, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     YOU ARE REQUESTED TO SIGN, DATE, COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING.

                                       By Order of the Board of Directors


                                       /s/ Donald P. Hunnicutt
                                       ----------------------------------
                                       Donald P. Hunnicutt
                                       Secretary

Atlanta, Georgia
April 18, 1994

                          GRAPHIC INDUSTRIES, INC.
                           2155 Monroe Drive, N.E.
                           Atlanta, Georgia  30324

                               PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Graphic Industries, Inc. (the "Company" or "Graphic Industries") of proxies to be voted at the 1994 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Thursday, May 19, 1994, and at any and all adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy card will be first mailed on or about April 19, 1994, to the shareholders of record of the Company (the "Shareholders") on April 1, 1994 (the "Record Date").

     Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted in favor of the proposals to elect the nominees named herein to the Board of Directors.

     Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any Shareholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. The holders of a majority of the shares of the Common Stock of the Company (the "Common Stock") must be present in person or represented by proxy to constitute a quorum and act upon the election of the three directors to be elected by that class and the holders of a majority of the shares of the Class B Common Stock (the "Class B Stock") must be present in person or represented by proxy to constitute a quorum and act upon the election of the seven directors to be elected by that class. Failure of the necessary quorums to be represented at the Annual Meeting will necessitate adjournment and will subject the Company to additional expense.

     The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is required to elect three of the nominees to the Board and the affirmative vote of a majority of the shares of Class B Stock outstanding and entitled to vote is required to elect the other seven nominees to the Board. Because it is necessary that each proposal receive the affirmative vote of a majority of the shares eligible to vote for each of the proposals, any abstentions or broker non-votes will have the effect of a vote against the relevant proposal or proposals.

     There were 5,872,240 shares of Common Stock and 4,519,117 shares of Class B Stock outstanding as of the Record Date and therefore entitled to notice and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to ten votes on each proposal to be presented at the Annual Meeting; however, with respect to the election of directors, only the Common Stock will vote with respect to three of the nominees and only the Class B Stock will vote with respect to the other seven nominees.

     Mark C. Pope III ("Mr. Pope"), Chairman of the Board and Chief Executive Officer of the Company, intends to vote his Class B Stock (which represents 99.1% of the Class B Stock outstanding as of the Record Date) in favor of the seven nominees to be voted on by the holders of Class B Stock.

                    YOUR BOARD OF DIRECTORS URGES YOU TO
                SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                  IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE

                     PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees

     The Board of Directors of the Company presently consists of ten members. The current terms of all existing directors expire upon the election and qualification of the directors to be elected at the Annual Meeting. The persons named as proxies intend to vote the proxies for the election as directors of the persons named below, each of whom is currently a director, unless the shareholders direct otherwise in their proxies. In the event any of the persons named below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     Three of the nominees (Messrs. Andrews, Kirtland and Strayhorn) will be voted upon only by the holders of Common Stock. The remaining nominees (Messrs. Pope, Pope IV, Wood, J. Pope, C. Pope, Herring and Hatcher) will be voted upon only by the holders of Class B Stock.

     The tables below identify each person known by management of the Company to own beneficially more than 5% of any class of the Company's voting securities and set forth for each director nominee (based upon information supplied by him) his name, age, positions with the Company, principal occupation and business experience for the past five years, prior service as a director of the Company, and the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by him, all as of the Record Date, April 1, 1994. An asterisk indicates ownership of less than 1% of the class of Common Stock.

                             Ownership of Shares

                                                Common Stock
                            ----------------------------------------------------------
                                Sole            Shared
                              Voting or        Voting or     Attributed
Name of                      Investment       Investment     Beneficial     Percent
Beneficial Owner               Power            Power        Ownership     of Class(1)
- --------------------------------------------------------------------------------------
Mark C. Pope III             1,003,492(2)            0(3)          0       17.1(2)(3)

Mark C. Pope IV                 98,765               0             0        1.7

William A. Wood, Jr.             9,550               0             0          *

John R. Pope                    83,817               0(3)          0        1.4(3)

Clifford M. Kirtland, Jr.       13,125(4)            0             0          *

Ralph N. Strayhorn, Jr.          6,830               0         1,830(5)       *

Warren E. Andrews               12,000          22,500(6)          0          *

Carter D. Pope                 200,958               0             0        3.4

Alvan A. Herring, Jr.           27,833               0             0          *

James A. Hatcher                     0               0(3)    106,950(7)     1.8(3)

Betty Williams Marital Trust    15,000(8)            0             0          *(8)
c/o Mark C. Pope III
2155 Monroe Drive, N.E.
Atlanta, Georgia  30324

Pope Disclaimer Trust          120,000               0             0        2.0

All directors and
executive officers as a
group (13 persons)           1,643,776(2)(9)    22,500(3)    108,780       30.2(8)(9)


  (1) Calculated by taking into account all shares as to which the indicated person or group has sole or shared voting or investment power or attributed beneficial ownership, but without regard to the shares of Common Stock issuable upon conversion of either (i) shares of Class B Stock held by that person or group or (ii) any of the Company's Convertible Debentures, and without regard to the disclaimers of beneficial ownership referred to in Notes (4), (8), and (9) of this table.

  (2) Does not include 4,478,092 shares of Class B Stock (99.1% of the Class B Stock outstanding as of the Record Date) held by Mr. Pope, each of which is convertible at the option of the holder into one share of Common Stock. If these shares of Class B Stock were included, Mr. Pope's Percent of Class of Common Stock would be 53.0%.

  (3) Does not include (i) 15,000 shares held by the Betty Williams Marital Trust, (ii) an aggregate of 18,461 shares of Common Stock issuable upon conversion of $300,000 face value of the Company's Convertible Debentures held by the Betty Williams Marital Trust or (iii) 120,000 shares held of record by the Pope Disclaimer Trust. Mr. Pope, Mr. J. Pope and Mr. Hatcher's spouse are the co-trustees of such trusts. Mr. Pope, Mr. J. Pope and Mr. Hatcher disclaim beneficial ownership of the shares held by the Betty Williams Marital Trust and the Pope Disclaimer Trust.

  (4) Does not include an aggregate of 3,692 shares of Common Stock issuable upon conversion of $60,000 face value of the Company's Convertible Debentures. If these shares were included, Mr. Kirtland's Percent of Class of Common Stock still would be less than one percent.

  (5) Mr. Strayhorn disclaims beneficial ownership of the indicated shares, which are beneficially owned, controlled and held of record by his spouse.

  (6) Jointly owned with Mr. Andrews' spouse, with whom he shares voting and investment power.

  (7) The indicated shares are beneficially owned, controlled and held of record by Mr. Hatcher's spouse.

  (8) Does not include an aggregate of 18,461 shares of Common Stock issuable upon conversion of $300,000 face value of the Company's Convertible Debentures. If these shares were included, the trust's Percent of Class of Common Stock still would be less than one percent.

  (9) Does not include an aggregate of 8,307 shares of Common Stock issuable upon conversion of $135,000 face value of the Company's Convertible Debentures. If these shares of Common Stock and the shares of Common Stock issuable upon conversion of the Class B Stock referenced in Note (2) to this table were included, the group's Percent of Class of Common Stock would be 60.5%.

                         Director Nominee Information

       (1) Nominees to be Considered by the Holders of the Class B Stock

                            Position With Company,
                             Principal Occupation,
                              Business Experience,                      Director
        Name                  Other Directorships                Age      Since
- --------------------------------------------------------------------------------
Mark C. Pope III (1)       Chairman of the Board and              69       1970
                           Chief Executive Officer of
                           Graphic Industries since
                           1970; President of Graphic
                           Industries, 1970-1989

Mark C. Pope IV (1)        President of Graphic                   43       1978
                           Industries since 1989;
                           Vice President of Graphic
                           Industries, 1984-1989;
                           Assistant Secretary of
                           Graphic Industries, 1979-
                           1989; President of
                           Williams Printing Company,
                           1982-1987 (2)

William A. Wood, Jr.       Vice President of Graphic              74       1978
                           Industries since 1986;
                           President of The Stein
                           Printing Company, Inc.,
                           1978-1986 (2)

John R. Pope (1)           President of Williams Printing         49       1970
                           Company since 1990; Executive
                           Vice-President of Williams
                           Printing Company, 1989-1990;
                           Vice President--Sales of Williams
                           Printing Company, 1969-1989 (2)

Carter D. Pope (1)         President of Atlanta Blue              38       1988
                           Print Company since 1989;
                           Executive Vice President of
                           Atlanta Blue Print Company,
                           1987-1989; Vice President
                           of Atlanta Blue Print
                           Company, 1986-1987; Salesman,
                           The Stein Printing Company,
                           1982-1986 (2)

Alvan A. Herring, Jr.      Vice President of Graphic              50       1990
                           Industries since 1990;
                           President of Foote & Davies,
                           1989-1990 (commercial
                           printers); Senior Vice
                           President of Foote & Davies,
                           1982-1989

                            Position With Company,
                             Principal Occupation,
                              Business Experience,                      Director
        Name                  Other Directorships                Age      Since
- --------------------------------------------------------------------------------
James A. Hatcher (1)       Vice President and                     42       1992
                           General Counsel of Cox Cable
                           Communications, a division
                           of Cox Enterprises, Inc., since
                           1992; Secretary and General
                           Counsel of Cox Enterprises,
                           Inc., 1988-1992; Secretary
                           of various subsidiaries of
                           Cox Enterprises, Inc.
                           1988-1992.

       (2) Nominees to be Considered by the Holders of the Common Stock

Clifford M. Kirtland, Jr.  Private Investor; Chairman             70       1984
                           of the Board of Cox
                           Communications, Inc., 1981-
                           1983; Director of CSX
                           Corporation (transportation
                           holding company), Oxford
                           Industries, Inc. (apparel
                           manufacturer), Shaw Industries,
                           Inc. (carpet manufacturer),
                           Summit Communications, Inc.
                           (radio broadcasting and cable
                           TV), Adesa Corp. (automobile
                           auctioneers), The Salomon Bros.
                           Fund, Inc. (investment company),
                           The Salomon Brothers Investors
                           Fund (investment company), The
                           Salomon Brothers Capital Fund
                           (investment company), and The Law
                           Companies Group, Inc. (professional
                           consulting and environmental engineers,
                           materials and testing laboratory)

Ralph N. Strayhorn, Jr.    Of counsel to Petree Stockton          71       1984
                           (formerly Petree Stockton &
                           Robinson) since 1988; General
                           Counsel and Secretary of The
                           Wachovia Corporation and
                           Wachovia Bank and Trust
                           Company, N.A., 1978-1988

Warren E. Andrews          Chairman of the Board of               73       1984
                           W. E. Andrews Co., Inc.,
                           1952-1989 (acquired by
                           Graphic Industries in
                           1984) (2)


(See footnotes on following page.)

(1) Mark C. Pope IV, John R. Pope and Carter D. Pope are sons and Mr. Hatcher is the son-in-law of Mark C. Pope III.

(2) Atlanta Blue Print Company, Williams Printing Company, The Stein Printing Company, Inc. and W.E. Andrews Co., Inc. are wholly-owned subsidiaries of the Company.

    Members of the Board of Directors of the Company who are not officers of the Company or any of its subsidiaries receive annual directors' fees of $5,000, plus $350 for each meeting of the Board or the Audit Committee attended and reimbursement for travel expenses. Directors who are officers of the Company or any of its subsidiaries receive $150 for each Board meeting attended and are reimbursed for travel expenses. For meetings held during fiscal 1994, non-officer directors received total fees as follows: Messrs. Strayhorn and Kirtland, as members of the Board of Directors and the Audit Committee, received total fees of $7,100 each, Messrs. Andrews and Hatcher received total fees of $6,400. Mr. Pope, Mr. Pope IV, Mr. Wood, Mr. J. Pope, Mr. C. Pope and Mr. Herring, directors who are also officers, received total fees of $600 each.


Certain Transactions

     Certain of the Company's executive officers and directors have participated in transactions between the Company and entities in which they have a material interest. See "Compensation Committee Interlocks and Insider Participation" for a description of these transactions.


Compensation Committee Interlocks and Insider Participation

     Mr. Pope and Mr. Pope IV are executive officers of the Company and also serve on its Executive Committee, which determines executive officers' salary and bonuses.

     Mr. Andrews serves on the Stock Option Committee, which awards compensation in the form of stock options to executive officers and other employees of the Company.

     In connection with the Company's acquisition of W.E. Andrews Co., Inc. in 1984, Mr. Andrews received an aggregate of $5,600,000 for the sale of his stock of the acquired company, of which $2,800,000 was paid in cash at closing and the remainder is being paid in annual installments of principal and interest pursuant to a ten-year nine percent note.

     On September 15, 1993, the company purchased the Williams Printing Company facility from Pope Properties for $3,277,500, which is the average of two MAI appraisals. The Company assumed a mortgage on the facility with a principal balance of $3,173,000 and paid the balance of the purchase price in cash. Partnership interests in Pope Properties are owned by Mr. Pope (50%), Mr. Pope IV (12.5%), Mr. J. Pope (12.5%), Mr. C. Pope (12.5%), and Patricia Pope Hatcher, spouse of James A. Hatcher (12.5%). The Company previously rented the facility from Pope Properties for an annual rent of $288,000 under a net-net-net lease. The purchase was approved by the disinterested members of the Board of Directors in April 1993. The Company has determined that the rent and purchase price for the facility did not exceed fair market rent and value, respectively, for the facility.

     The Monroe Litho facility is leased from a partnership in which Mr. Przysinda holds an 80% interest. The lease provides for annual rent of $300,000 until August 1994 and $330,000 from August 1994 until August 1999, amounts which the Company have determined to be not greater than fair market rent for the facility. The lease may be renewed at the Company's option for two additional five-year terms at the then current fair market rent after the initial term expires in 1999.

     In connection with the Company's acquisition of Monroe Litho, Inc. in 1989, Mr. Przysinda entered into a non-competition agreement with the Company pursuant to which he received payments through July 1992. Mr. Przysinda received payments aggregating $147,033 during fiscal 1993. No additional payments are owed to Mr. Przysinda under such agreement.

Meetings and Committees

     During fiscal 1994, the Board of Directors met four times and did not have a nominating or compensation committee. The Audit Committee met two times during fiscal 1994 and consisted of Messrs. Kirtland, Strayhorn and Pope IV. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. All members of the Board of Directors and the Audit Committee attended at least 75% of the meetings.

                           EXECUTIVE COMPENSATION

     The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus compensation for all executive officers of the Company and the Stock Option Committee determines stock option awards for all executive officers (excluding Mark C. Pope III) and other key associates of the Company. The Executive Committee is composed of Mark C. Pope III, Chairman of the Board and CEO, and Mark C. Pope IV, President. The Stock Option Committee is composed of Mr. Pope III and Warren E. Andrews, a director of the Company.

Compensation Report of the Executive and Stock Option Committees of the Board of Directors of Graphic Industries, Inc.

     The Company seeks to attract and retain key executives who will assist the Company in meeting its annual and long-term sales and profit goals, thereby serving the interest of the Company's Shareholders. The elements of the Company's executive compensation are annual cash compensation (salary and bonuses) and stock options. The Executive Committee believes that the demands and expectations of clients and the Company warrant better than median levels of compensation. The Company's compensation practices are designed to achieve the following goals:

1. Provide salaries that are competitive with those paid to executives in similar positions at private and public companies in each of the Company's key market areas.

2. Create a link between the executive's compensation and the Company's performance through stock options and bonus opportunities.

3. Align the financial interest of the executives with that of the shareholders by means of stock options and bonus opportunities in order to increase shareholder value.

    The cash compensation of executive officers (including the CEO and President) is reviewed annually and adjustments are considered in view of the Executive Committee's assessment of 1) the Company's sales, profit and stock price performance; 2) the executive officers' individual leadership and experience; and 3) compensation levels of executives in similar positions at private and public companies in each of the Company's key market areas. Stock options are granted from time to time to provide incentives to executives to work toward financial objectives that support total shareholder returns in the form of market price appreciation and dividends. Mr. Pope IV received options in fiscal 1994 to provide such an incentive and because he had been ineligible to receive stock options until May 1, 1993 as a result of his membership on the Company's Stock Option Committee.

     The Company provides medical and other similar benefits to its executive officers on the same basis as made available to other employees of the Company.

     Mr. Pope and Mr. Andrews cannot receive any stock options under the Company's 1988 Incentive Stock Option Plan or 1991 Stock Option Plan because Mr. Pope and Mr. Andrews serve on the committee administering the Company's Stock Option Plans and must remain "disinterested" under applicable securities laws and rules.

     Submitted by the Executive Committee and the Stock Option Committee of The Board of Directors of Graphic Industries, Inc.


          MARK C. POPE III    MARK C. POPE IV     WARREN E. ANDREWS

Shareholder Return Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the cumulative total return for a peer group for the period of five years commencing on January 31, 1989 and ending on January 31, 1994.


                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG GRAPHIC INDUSTRIES, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period                           S&P 500   Peer Group
(Fiscal Year Covered)             GRPH        Index       Index
- ---------------------           --------     --------  ----------
Measurement PT -
01/31/89                        $ 100.00    $ 100.00   $ 100.00

FYE 01/31/90                    $  72.00    $ 114.00   $ 105.00
FYE 01/31/91                    $  49.00    $ 124.00   $  98.00
FYE 01/31/92                    $  52.00    $ 152.00   $ 108.00
FYE 01/31/93                    $  72.00    $ 168.00   $ 116.00
FYE 01/31/94                    $  74.00    $ 190.00   $ 139.00


* Assumes $100 invested on January 31, 1989 in Graphic Industries, Inc. S&P 500 Stock Index and a Peer Group constructed by the Company. Total return assumes reinvestment of dividends.

** The Graphic Industries Peer Group is comprised of nine publicly-held printing companies with operations in the commercial printing industry similar to those of the Company. The companies in the peer group are:
   Cadmus Communications Corp., Courier Corp., Devon Group, Inc., R.R. Donnelley & Sons Co., Lawson Mardon Group, Mickelberry Corporation, Moore Corporation Limited, Quebecor, Inc. and Waverly, Inc.

                        Executive Compensation Tables

     The following tables set forth certain information required by the Securities and Exchange Commission relating to various forms of compensation of executive officers of the Company with respect to the periods presented.

                         Summary Compensation Table

- ------------------------------------------------------------------------------------------------------------------------------------

                                           Annual Compensation                       Long Term Compensation
                                                                          -----------------------------------------
                                                                                   Awards              Payouts
                                       ----------------------------------------------------------------------------
                                                          Other Annual    Restricted                Long-Term         All Other
                                                          Compensation      Stock      Options/    Incentive Plan    Compensation
                               Fiscal     Salary  Bonus  (1993 and 1994)   Awards        SARs         Payouts       (1993 and 1994)
 Name and Principal Position    Year       ($)     ($)         ($)          ($)         (#)(1)          ($)               ($)
- ------------------------------------------------------------------------------------------------------------------------------------
 Mark C. Pope III               1994     $319,000   0           0            0             0             0             $4,497(2)
 Chairman & CEO                 1993     $319,000   0           0            0             0             0              4,364(2)
                                1992     $319,000   0                        0          20,000           0
- ------------------------------------------------------------------------------------------------------------------------------------
 Mark C. Pope IV                1994     $240,000   0           0            0          15,000           0             $3,280(2)
 President                      1993     $205,000   0           0            0             0             0              2,183(2)
                                1992     $205,000   0                        0          15,000           0
- ------------------------------------------------------------------------------------------------------------------------------------
 Alvan A. Herring, Jr.          1994     $213,800   0           0            0             0             0             $4,269(2)
 Vice President                 1993     $198,000   0           0            0          10,000           0              3,527(2)
                                1992     $198,000   0                        0          17,000           0
- ------------------------------------------------------------------------------------------------------------------------------------
 Richard S. Przysinda           1994     $137,124   0           0            0             0             0             $2,959(4)
 Vice President                 1993     $198,033   0      $147,033(3)       0          10,000           0              7,009(4)
                                1992        -       -                        -             -             -
- ------------------------------------------------------------------------------------------------------------------------------------
 J. Fred Johnson                1994     $124,730   0           0            0             0             0             $2,362(2)
 CFO & Treasurer                1993     $115,480   0           0            0           8,500           0              2,240(2)
                                1992     $115,000   0                        0          13,500           0
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Options granted in fiscal 1992 were granted pursuant to the Graphic Industries, Inc. 1988 Incentive Stock Option Plan, while options granted in fiscal 1993 and fiscal 1994 were granted pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan.

(2) These amounts represent the Company's matching contributions to the named executives' 401(k) accounts under the Company's Profit Sharing Plan during the indicated years.

(3) Represents total cash payments made to Mr. Przysinda during fiscal 1993 pursuant to a non-competition agreement. See "Proposal 1 -- Election of Directors -- Compensation Committee Interlocks and Insider Participation."

(4) This amount represents the Company's contribution to the named executive's Monroe-Litho Profit Sharing Plan account during the indicated years.

Fiscal 1994 Option Grants

     This table presents information regarding fiscal 1994 option grants to the named executive officers. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal 1994.


- --------------------------------------------------------------------------------------------------------------
                                         OPTION GRANTS IN FISCAL 1994
- --------------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                                                                                  Stock Price Appreciation
                               Individual Grants                                       for Option Term
- --------------------------------------------------------------------------------------------------------------
                              % of Total Options
                    Options      Granted to        Exercise or
                    Granted      Employees in      Base Price    Expiration           5%         10%
  Name              (#)(1)      Fiscal Year(2)       ($/Sh)         Date              ($)        ($)
- --------------------------------------------------------------------------------------------------------------
  Mr. Pope III         --               --              --               --           --          --
- --------------------------------------------------------------------------------------------------------------
  Mr. Pope IV       7,500            26.8%            7.88          1/31/95        2,925       5,925
                    7,500            26.8%            7.88          1/31/96        6,000      12,450
- --------------------------------------------------------------------------------------------------------------
  Mr. Herring          --               --              --               --           --          --
- --------------------------------------------------------------------------------------------------------------
  Mr. Przysinda        --               --              --               --           --          --
- --------------------------------------------------------------------------------------------------------------
  Mr. Johnson          --               --              --               --           --          --
- --------------------------------------------------------------------------------------------------------------

(1) These stock options were granted on May 13, 1993 at an exercise price equal to the then current fair market value of the Common Stock pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan and vest in one-half annual installments beginning on January 1, 1995. Upon a merger, consolidation or other reorganization of the Company involving the exchange, conversion, adjustment or other modification of outstanding options, optionees will be entitled to receive shares of stock, other securities or other property to which terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive had he been a holder of record of the shares of Common Stock as to which he could exercise the option.

(2)  Based on options to purchase 28,000 shares granted in fiscal 1994.

   Individual Option Exercises in Fiscal 1994 and Values at January 31, 1994

This table presents information regarding fiscal 1994 option exercises and the value of unexercised options held at January 31, 1994.

- ---------------------------------------------------------------------------------------------------
                                   Fiscal Year-End Option Value
- ---------------------------------------------------------------------------------------------------
                                                            Number of       Value of Unexercised
                                                           Unexercised     In-the-Money Options
                                                        Options at FY-End       at FY-End
                                                                (#)                ($)(2)
                     Shares
                    Acquired
                   on Exercise       Value Realized       Exercisable/          Exercisable/
     Name              (#)               ($)(1)          Unexercisable         Unexercisable
- ---------------------------------------------------------------------------------------------------
  Mr. Pope III        6,668            $14,670                  0/0                      0/0
- ---------------------------------------------------------------------------------------------------
  Mr. Pope IV         3,334            $ 7,935             0/15,000                      0/0
- ---------------------------------------------------------------------------------------------------
  Mr. Herring         7,333            $17,066              0/6,667                0/$13,334
- ---------------------------------------------------------------------------------------------------
  Mr. Przysinda       6,667            $17,068              0/6,667                0/$13,334
- ---------------------------------------------------------------------------------------------------
  Mr. Johnson         5,667            $13,091              0/5,334                0/$10,668
- ---------------------------------------------------------------------------------------------------

(1) Represents the difference between the market price of the shares on the date of exercise and the exercise price.

(2) Represents the value of unexercised, in-the-money options at January 31, 1994, based upon the $7.88 closing price of the Common Stock on that date. Amounts have been rounded to the nearest dollar.

                                   AUDITORS

     The firm of Ernst & Young has served as the Company's independent public accountants since 1983 and the Board of Directors intends to reappoint this firm for fiscal 1995. A representative of this firm is expected to attend the Meeting to respond to questions from Shareholders and to make a statement if he so desires.


                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any Shareholder of the Company wishing to submit a proposal for action at the Company's annual meeting of shareholders in 1995 and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than January 10, 1995. A shareholder desiring to submit proposals must be the record or beneficial owner of at least one percent or $1,000 in market value of the Company's shares, must have held the shares for at least one year and continue to hold the shares through the date of the meeting, and must otherwise comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 ANNUAL REPORT

     The Company's 1994 Annual Report to Shareholders is being mailed to the Company Shareholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

                                    GENERAL

     The Board of Directors does not know of any other matters to be presented at the Meeting for action by Shareholders. However, if any other matters requiring a vote of the Shareholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram, or personal interview. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals, the beneficial owners of common stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.

     A list of Shareholders entitled to be present and vote at the Meeting will be available during the Meeting for inspection by Shareholders who are present.

     You are requested to mark, date, sign, and return the enclosed proxy promptly so that your shares will be represented at the Meeting, whether or not you plan to be present at the Meeting. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Atlanta, Georgia
April 18, 1994